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                                                                    EXHIBIT 10.2

                       DIRECTOR INDEMNIFICATION AGREEMENT

         This DIRECTOR INDEMNIFICATION AGREEMENT (the "Agreement") made and entered into this 10th day of December, 1999, by and between Haights Cross Communications, Inc., a Delaware corporation (the "Company"), and Christopher S. Gaffney (the "Indemnitee").

         WHEREAS, it is essential that the Company be able to retain and attract as directors, officers and employees the most capable persons available;

         WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of director and officer liability insurance has made it increasingly difficult for the Company to attract and retain such persons;

         WHEREAS, the Company's By-laws permit it to enter into indemnification arrangements and agreements;

         WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurances of the Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company's By-laws or any change in the ownership of the Company or the composition of its Board of Directors), which indemnification is intended to be greater than that which is afforded by the Company's Amended and Restated Articles of Incorporation and By-laws and, to the extent insurance is available, the coverage of the Indemnitee under the Company's directors and officers liability insurance policies; and

         WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee's position as a director, officer or employee of the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         1.       Definitions.

                  (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director, officer or employee of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, member, trustee, officer, employee, or agent of any other Entity at the request of the Company.

                  (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of the Company or any of its subsidiaries.

                  (c) "Expenses" shall mean all reasonable fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, attorneys'

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fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 10 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

                  (d) "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in
Section 3(a) below.

                  (e) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (f) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

         2. Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director, officer or employee of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

         3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

                  (a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

                  (b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

         4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

                  (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, (ii) with respect to any criminal action or proceeding, Indemnitee had

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reasonable cause to believe that Indemnitee's conduct was unlawful or (iii)
Indemnitee's conduct constituted willful misconduct or recklessness, then Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

                  (b) If indemnification is requested under Section 3(b) and

                           (i)      it has been adjudicated finally by a court
of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

                           (ii)     it has been adjudicated finally by a court
of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit or improperly took advantage of a corporate opportunity, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

         5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

         6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against those Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         7. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order,

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settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

         8. Agreement to Advance Interim Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Company with a written undertaking to repay the amount of such Indemnifiable Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses. Such undertaking shall be an unlimited general obligation of Indemnitee, shall be accepted by the Company without regard to the financial ability of Indemnitee to make repayment, and in no event shall be required to be secured.

         9. Procedure for Payment of Interim Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than twenty (20) calendar days after the Company's receipt of such request and the undertaking required by Section 8.

         10.      Remedies of Indemnitee.

                  (a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the appropriate judicial authority to enforce the Company's obligations under this Agreement.

                  (b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

                  (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

                  (d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under
Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

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                  (e)      Failure to Act Not a Defense. The failure of the
Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

         11. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

                  (a) Authority. The Company has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

                  (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

         12. Insurance. The Company will use commercially reasonable efforts to obtain and maintain a policy or policies of insurance in an amount not less than $1,000,000 with a deductible of not greater than $50,000, with reputable insurance companies providing the Indemnitee with coverage for losses from wrongful acts, and to ensure the Company's performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, if the Company, after employing commercially reasonable efforts as provided in this Section, determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, the Company shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with coverage having features as similar as practicable to those described above.

         13. Fees and Expenses. During the term of the Indemnitee's service as a director, the Company shall promptly reimburse the Indemnitee for all expenses incurred by him in connection with his service as a director or member of any board committee or otherwise in connection with the Company's business and shall pay or provide the Indemnitee with fees and other compensation, including stock options or awards, in amounts and value which are at least equal to those provided to any of the Company's other directors from time to time.

         14. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's By-laws or Amended and Restated Articles of Incorporation, or any other

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agreement, vote of stockholders or directors, or otherwise, both as to action in
Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company.

         15. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

         16. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         17. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the Amended and Restated Articles of Incorporation or By-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.

         18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         19. Indemnitee as Plaintiff. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

         20. Modifications and Waiver. Except as provided in Section 17 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

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         21.      General Notices. All notices, requests, demands and other
communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                        (i)  If to Indemnitee, to:   Christopher S. Gaffney
                                                     c/o Great Hill Partners
                                                     One Liberty Square
                                                     Boston, MA 02109
                                                     Facsimile: (617) 790-9401

                        (ii) If to the Company, to:  Haights Cross
                                                     Communications, Inc.
                                                     10 New King Street
                                                     Suite 110
                                                     White Plains, NY
                                                     Facsimile: (914) 289-9401
                                                     Attn: President

or to such other address as may have been furnished in the same manner by any party to the others.

         22. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

         23. Consent to Jurisdiction. The Company hereby irrevocably and unconditionally consents to the jurisdiction of the courts located in the State of Massachusetts and the State of New York to construe and enforce the covenants contained in this Agreement. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the courts located in the State of Massachusetts and the State of New York, and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.

         24. Agreement Governs. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company's Amended and Restated By-laws and Amended and Restated Articles of Incorporation; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

                                  [End of Text]

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         IN WITNESS WHEREOF, the parties hereto have executed this Director
Indemnification Agreement as of the day and year first above written.

                                        THE COMPANY:

                                        HAIGHTS CROSS COMMUNICATIONS, INC.

                                        By: /s/ Peter J. Quandt
                                            ____________________________________
                                            Name:  Peter J. Quandt
                                            Title: President and Chief Executive
                                                   Officer

                                        INDEMNITEE:

                                        /s/ Christopher S. Gaffney
                                        ________________________________________
                                        Christopher S. Gaffney